AGREEMENT

This Agreement is made and entered into this 20th day of December, by and between Grandma Hammans a Nevada corporation ("Buyer"), and Los Cabos Beverage/Blaine Wendtland. (THE "SELLER") The parties hereto are collectively and individually referred to herein as the "Parties."
     RECITALS:
WHEREAS, Seller, who is in the business of marketing of nutritional, health and dietary supplements and products along with water, wishes to sell to Buyer its Assets and company stock (sometimes referred to hereinafter as "Business"); WHEREAS, Buyer desires to acquire assets of Seller used in the operation of the business and Seller desires to sell, transfer and assign same to Buyer;
WHEREAS, Blaine Wendtland ("Wendtland") is the principal owner of Los Cabos Beverage and owns 100% of the stock;
WHEREAS,  Seller  has  attained  legal  opinion  of  fair  value.
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:
1. Assets to be conveyed. On the Closing Date and at the Closing Place, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will acquire, purchase and accept all of the following (hereinafter collectively referred to as the "Assets"), free and clear of all debts, liens, security interests, mortgages, trusts, claims, liabilities and encumbrances, except as specifically assumed by Buyer as listed on attached Exhibit A: All accounts payable are the responsibility of the Seller except for payable on printing machine listed on exhibit A.
(a) All of the tangible personal property, physical assets and equipment used or intended to be used in the operation of the business, including but not limited to those assets set forth in Exhibit A attached hereto, except for those items of tangible personal property specifically identified as excluded assets on Exhibit A, together with any replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of business in connection with the acquisition of similar property or assets of greater or equal value (hereinafter referred to as the "Personal Tangible Assets");
(b) All right, title and interest to any and all rights, licenses, permits, trademark names, websites, authorizations and other intangibles, to the extent lawfully transferable, which are used, useful or intended to be used in the operation of Business listed on Exhibit A Assets.
(c) Payables are the burden of Seller and Buyer assumes no payables except printer listed on Exhibit A.
(d) Seller will forgive the remaining debt in Grandma Hammans purchase listed currently on its books at $187,054.64 and $6,777.94 for a total of $193,832.58.
(e) Seller will receive all rights to the GHF product line along with inventory on hand at approximately 10,000 units of various flavors.
(f) Seller will have 49% ownership in Los Cabos Beverage and Gateway Distributors limited will own 51%. Los Cabos Beverage which will be form as a dba of Grandma Hammans.


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
2. Excluded Assets, Liabilities and Contracts. Seller shall be solely responsible for, and there shall be no assumption of liability by Buyer of, any liabilities, obligations or commitments of Seller of any nature whatsoever except as agreed to by both parties after the due diligence process is completed.
3. Purchase Price. The purchase price for the Assets to be conveyed pursuant to this Agreement is as follows:
(a) GHF product line currently doing excess of $140,000 annual in sales in 2004.
(b) Seller will receive 49% ownership in Los Cabos Beverage operating as a dba under Grandma Hammans.

4. Allocation. It is agreed between the Parties hereto that the purchase price is being paid for the Assets in the amounts set forth in 3 above. Seller and Buyer agree to complete and separately their federal income tax returns for the tax year in which the Closing Date occurs, that neither Seller nor Buyer shall take a position on any income, transfer or gain tax return, before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner substantially inconsistent with the terms of any such allocation without the written consent of the other.

5. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Buyer that:
(a) Organization and Standing. December 20, 2004 is the official closing date and signature of this agreement which consummates the entire agreement.
(b) Authorization. Seller has full right, power and authority to enter into and perform this Agreement and the transactions contemplated hereby. All necessary corporate action to approve the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby has been taken by Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms;
(c) Personal Property. All of the Personal Tangible Assets are listed and described in Exhibit A, attached hereto. Seller now has, or on the Closing Date shall have, good valid and marketable title to the Personal Tangible Assets listed and described in Exhibit A, free and clear of all mortgages, liens, charges, claims, pledges, security interests and encumbrances whatsoever, except as assumed by Buyer;
(d) Condition and Adequacy of Assets. Seller now owns and on the Closing Date will own and transfer to Buyer the Assets. The Personal Tangible Assets are now and on the Closing Date will be in good operating condition and repair, reasonable wear and tear from ordinary use accepted, and is now and on the Closing Date will be adequate and suitable for the purposes for which they are presently used and intended to be used.

6. Litigation. No judgment is issued or outstanding against the Business. To the best of Seller's knowledge, except for matters affecting the Business generally or as set forth in Exhibit E, attached hereto, presently and as of the Closing Date there is no litigation, action, claim, special assessment, suit, fine, judgment, proceeding or investigation pending or outstanding before any arbitrator, forum, court or governmental body, department or agency of any kind, to which Seller or the Business is a party. To the best of Seller's knowledge, no such litigation, action, claim, special assessment, suit, fine, proceeding or investigation is now or on the Closing Date shall be threatened, which might result in any material adverse change in the business, prospects or financial conditions of the Business.

7. Contracts. With respect to the Business, Seller has no existing contract, agreement, lease, commitment or understanding, written or oral, expressed or implied.

8. Absence of Restrictions. The execution, delivery and performance of this Agreement and the transaction contemplated hereby by Seller do not and on the Closing Date will not: (i) violate any material provision of law applicable to Seller or conflict with, result in the termination or breach of any term, condition of provision of, or constitute a default under, the Articles of Incorporation or by-laws of Seller, or of any contract, lease, agreement or other instrument or condition to which Seller is a party or to which the Assets are subject, or result in the creation of any lien, charge, claim, pledge, security interest or encumbrance on any of the Assets; or (iii) cause or result in the advancement or acceleration of maturity of any liability of the Seller or the alteration or modification to the detriment of Buyer of the terms, conditions or provisions of any contract, lease agreement or other instrument or condition by which Seller is bound or to which any of the Assets are subject;
9. Disclosure. Seller has made full disclosure of all material events and facts pertaining to the operation of the Business, of which it has knowledge, including but not limited to any material events and facts pertaining to the operation and business of the Business about which Buyer has requested information. No covenant, representation or warranty by Seller and no written statement, certificate or exhibit furnished or to be furnished by Seller pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statement contained therein not misleading and to provide Buyer with complete and accurate information as to the Business. Moreover, Seller has withheld no material facts of any kind, which might affect the licenses, leases and agreements or any other assets to be acquired.

10.  Tax Matters.
     Business has duly and timely filed all tax information reports, returns and related documents required to be filed by it with respect to the income-type, sales/use-type and employment-related taxes of the United States and the states and other jurisdictions. Business has duly and timely filed all other tax and information reports, returns and related documents required to by filed by it with any Authority, including without limitation all returns and reports of income, franchise, gross receipts, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges and levies (collectively, the "Tax Returns") and has duly paid, or made adequate provisions for the due and timely payment of all such taxes and other charges, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Authorities; the reserves for all of such taxes and other charges reflected in the Latest Balance Sheet are adequate; and there are no liens for such taxes or other charges upon any property or assets of Business. There is no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by Business for any period. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period.
11. Cooperation on Tax Matters. The Seller and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation on any material provided hereunder.
12. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:
(a) Authorization. All necessary action to approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken by Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms;
(b) Absence of Restrictions. No unwaived contract, agreement or other instrument or condition exists or on the Closing Date will exist which restricts, limits or in any manner materially adversely affects any aspect of this Agreement or the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not, and will not at Closing Date, conflict with or result in the termination or breach of any terms, condition or provisions of, or constitute a default under the certificate of incorporation, or any contract, lease agreement or other instrument or condition by which Buyer is bound; and
(c) Litigation. There is no litigation, proceeding or governmental investigation pending and no other judicial or administrative proceedings which would materially adversely affect Buyer's power, authority or ability to enter into this Agreement and to carry out the transactions contemplated hereby, nor any circumstances which might give rise to such proceedings.
12. Condition Precedent to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated hereby is, at Buyer's option, subject to the fulfillment prior to and at the Closing Date of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any statement, exhibit or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such time;
(b) Performance. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and on the Closing Date;
(c) No Adverse Change. Between the date hereof and the Closing Date, there shall not have been any material adverse change in the Assets or the operations or financial position of the Business (excluding loss of personnel and advertising sales for air time on the Business), which would include the fact that there has not been any action in contemplation of, or which would constitute the basis for, the institution of an insolvency proceeding of any character;
(d) Actions. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or its consummation shall have been instituted or threatened on or before the Closing Date; and

13.      Indemnification  by  Seller.
(a) It is understood and agreed that Buyer does not assume, and shall not be obligated to pay, any liability of Seller under the terms of this Agreement or otherwise, and shall not be obligated to perform any obligations of Seller of any kind or manner, except by reason of contracts expressly assumed by Buyer hereunder, and with respect to such contracts, only such obligations which arise subsequent to the Closing Date, or as herein provided. For a period of one (1) year following the Closing, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its successors and assigns, from and against, and shall reimburse them for:
(i) Any and all claims, demands, liabilities, obligations, actions, suits, proceedings, losses, damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses, of any kind and description, contingent or otherwise (the foregoing hereinafter collectively referred to as "Damages"), occasioned by, arising out of or resulting from the operation of the Business prior to the Closing under any contract, agreement or lease assumed by Buyer hereunder or otherwise, and any claim relating to the issuance of the Shares to Buyer pursuant to this Agreement.
(ii) Any and all Damages occasioned by, arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant, or default or nonfulfillment of any agreement on the part of Seller under this Agreement, or from any certificate, agreement, appendix, schedule or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby.
(b) Anything in this section to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect Buyer, Buyer will have the right, at its own cost and expense, to defend, compromise or settle such claim; and (ii) Seller will not, without Buyer's written consent, settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer of a release from all liability in respect to such claim; and
(c) This indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, interest, penalties, costs, and expenses (including, without limitation, reasonable fees and disbursements of counsel), arising within said one (1) year following the Closing whether suit is instituted or not and, if instituted, whether at the trial or appellate level, with respect to any and all of the specific matters set forth in this indemnity.
(d) Any and all claims, demands, liabilities, obligations, actions, suits, proceedings, losses, damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees, of any kind and description, contingent or otherwise (the foregoing hereinafter collectively referred to as "Damages"), occasioned by, arising out of or resulting from the operation of the Business subsequent to the Closing under any lease, contract, or agreement assumed by Buyer hereunder or otherwise. (This paragraph shall not apply to any acts of Seller or Seller's representatives; i.e., Buyer shall not indemnify Seller from such acts.)
(e) Any and all Damages occasioned by, arising out of or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant, or default or nonfulfillment of any agreement on the part of Seller under this Agreement, or from any certificate, agreement, appendix, schedule or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby.

14. Seller's Performance at Closing. On the Closing Date at the Closing Place, Seller shall execute and deliver or cause to be delivered to Buyer, in form and substance reasonably satisfactory to Buyer.

15. Buyer's Performance at Closing. On the Closing Date at the Closing Place, Buyer shall execute and deliver or cause to be delivered to Seller, in form and substance reasonably satisfactory to Seller and its counsel:
(a)      The purchase price as set forth in this agreement
(b) Seller too as reasonably may request such other documents consummate this Agreement and the transactions contemplated hereby.

16. Survival of Covenants, Representations and Warranties. All representations and warranties of the Seller contained in this Agreement shall survive the Closing Date. The representations and warranties of Buyer shall not survive the Closing Date. In no event will Buyer have any liability for compensation payments, benefits, accrued vacation obligations or any other obligations of Seller to its employees with respect to any period ending on or prior to the Closing Date, whether or not any of such employees shall be retained by Buyer.

17.      Restrictive  Covenants.
(a) Post-Closing Confidentiality. The Seller acknowledges intent to fully and effectively convey to the Buyer all proprietary rights, including the Intellectual Property Rights of Business, to be transferred to the Buyer pursuant hereto. Accordingly, the Seller shall at all times keep confidential and shall not disclose to others any proprietary rights, including the Intellectual Property Rights, and shall not use or permit to be used any proprietary rights or any Intellectual Property Rights for any purpose other than the performance of obligations to the Buyer.
(b) Non-Diversion. Seller shall not take advantage of, or attempt to take advantage of, any actual or potential business or opportunities of Seller of which Seller becomes aware as the result of its affiliation with the Business or its relationship with the Buyer and which relate specifically to the business or any part thereof.

(c) Severability and Modification of Any Unenforceable Covenant. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference


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
given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances.

     18. Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, Telefax or telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, to the addresses set forth below or to such other address or to such other persons as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address.


If to Seller:
Blaine Wendtland
P.O. Box 149
Las Vegas, Nevada 89103



If to Buyer:
Gateway Distributors LTD
3220 Pepper Lane
Las Vegas, Nevada 89120


or any such other addresses as the Parties may from time to time designate in writing.
19. Confidentiality. The Parties agree to use their best efforts to keep confidential any and all information furnished to either of them by a party in the course of the negotiations and the business, technical and legal reviews, except such information as may be available to the public or to the other party from another source not under an obligation of confidentiality. In this regard, the Parties agree to execute and be bound by such written confidentiality agreements as shall be reasonably requested by either party.


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
20. Other Documents. The Parties shall execute and deliver on a timely basis all such further and additional documents as shall be convenient, necessary or desirable to the implementation and consummations of this Agreement.
21. Waiver. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

22. Exhibits. Exhibit A attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth therein.
23. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada
24. Entire Agreement. This Agreement, including the attached exhibit and agreements, shall constitute the full and entire understanding of the Parties with respect to the subject matter hereof, and any prior agreement or understanding concerning the same is hereby terminated and canceled in its entirety and is of no further force and effect.
25. Attorneys' Fees for Actions under This Agreement. If any suit, action or proceeding is commenced by either party to this Agreement against the other to obtain any relief by reason of any alleged breach of the representations, warranties, indemnities or covenants contained in this Agreement, or to enforce any of the provisions of this Agreement, or to determine either or both of the Parties' rights, duties or obligations hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and all costs and expenses relating to such suits, actions or proceedings.
26. Closing Date and Location. The Closing Date shall occur on December 20, 2004. The location of the Closing (the "Closing Place") shall be at Buyer office, unless mutually agreed otherwise. In the event terms are not agreed to by both parties on this date the agreement will be null and void.

6. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective insurers, agents, administrators, employees, representatives, partners, officers, directors, shareholders, affiliates, joint ventures, attorneys, assigns, heirs and successors in interest.
28. Warranty of Signatories. Each of the persons signing this Agreement on behalf of an entity warrants and represents that he has the right, power, legal capacity and authority to execute this Agreement on behalf of such entity, without the concurrence or approval of any other person, any entity or any Court, and to thereby bind such entity to this Agreement.
29. Assignability. This Agreement cannot be assigned without approval from the non-requesting party, and which consent shall not be unreasonably withheld or delayed.


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
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on December 20, 2004. This agreement is final and binding and supercedes all previous agreements.

"SELLER"

Los Cabos Beverage


                                          Date:
----------------------------------             ----------------
By: Blaine Wendtland



"BUYER"

Gateway Distributors LTD



By:                                       Date
----------------------------------             ----------------
RICHARD BAILEY, President


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

                                    EXHIBIT A

                   Los Cabos Beverage as of December 20, 2004

ASSETS
------

Item Identification             Value

2 CB 416 Color Thermal Printer  $ 34,769.00

1 Avery 5600 automatic labeler     9,300.00

1 Collection Table                 3,200.00

Trailer single axle US Cargo       1,600.00

Water Inventory Nevada Water       7,500.00

Graphics, artwork, molds           6,500.00

Flyers & Marketing materials       7,390.00

Trademark, Goodwill etc.         100,000.00
                                -----------

Total                           $170,259.00


ACCOUNTS PAYABLE
----------------

Thermal Printer                 $ 19,769.00


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